Exhibit 99.1

Vertical Branding, Inc. Announces Third Quarter Results

Third -quarter 2007 results include EBITDA of approximately $722,000 and EBITDA totaling approximately $2.9 million for the nine-month period ended September 30, 2007

LOS ANGELES – November 19, 2007 — Vertical Branding, Inc. (OTC BB: VBDG), a consumer products branding, marketing and distribution company, announced its financial results today for the quarter and nine months ended September 30, 2007. Highlights of the fiscal 2007 third quarter include:

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A 71% increase in net revenues in Q3-2007, to $9.1 million, compared to $5.3 million in Q3-2006;

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A 373% increase in Retail Distribution revenues in Q3-2007, to $5.7 million, compared to $1.2 million in Q3-2006;

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A 56% increase in gross profit for Q3-2007, to $5.2 million, compared to $3.3 million in Q3-2006;

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A 145% increase in net revenues for the first nine months of 2007, to $30.5 million, compared to $12.4 million for the first nine months of 2006

•

Net income of $334,000 for the first nine months of 2007, an approximately $3.4 million improvement from the net loss of $3.1 million recorded in the first nine months of 2006.

“Vertical Branding is increasingly being accepted in retail channels as a source of quality consumer products with high perceived value,” said Nancy Duitch, Chief Executive Officer of Vertical Branding, Inc. “We believe our strategy of integrating transactional advertising methods with more traditional retail strategies is proving effective and profitable. Our long-term outlook is strengthened by the increased sale of our products to the broad consumer market as everyday retail items. We continue to focus on developing our Retail Distribution segment as a path to delivering shareholder value.”

Financial Results for the Quarter Ended September 30, 2007

Total net revenues for the three months ended September 30, 2007, amounted to $9.1 million, a 71% increase over the $5.3 million recorded in the three months ended September 30, 2006.

By segment, the Retail Distribution segment increased 373%, to $5.7 million in Q3-2007, compared to $1.2 million in Q3-2006. Transactional Marketing revenues declined 19%, to $3.2 million in Q3-2007, compared to $3.9 million in Q3-2006.

The increase in Retail Distribution revenues is primarily attributed to the broadening acceptance of the Company’s products for sale to consumers by major retailers, such as Wal-Mart, Linens ‘N Things, Target, CVS and Kohl’s, among others.

Gross profit for Q3-2007 was $5.2 million, a 56% increase compared to $3.3 million in the year ago period.  The majority of the increase is attributed to a 465% increase in the Retail Distribution segment, offset by a 31% decline in gross profit from the Transactional Marketing segment.

Overall gross margin in Q3-2007 was 58%, compared to 63% in Q3-2006. The decline in gross margin is primarily explained by the shift in emphasis from transactional marketing to the higher volume, lower gross margin retail distribution channels. Overall, Vertical Branding’s focus on Retail Distribution resulted in significantly higher gross profits in terms of absolute dollars, as well as significantly higher rates of revenue growth.

Selling expenses increased 27% in the third quarter of 2007, to $3.1 million, compared to $2.5 million in the third quarter of 2006.

General & Administrative expenses increased 62% in the third quarter of 2007, to $998,000, compared to $615,000 in the third quarter of 2006.

Corporate expenses, including non-cash stock-based compensation, increased 70% in the three months ended September 30, 2007, to $546,000 compared to $320,000 in the three months ended September 30, 2006.  Non-cash, stock-based compensation increased 32% in Q3-2007, to $154,000, compared to $117,000 in Q3-2006.

In the third quarter of 2007, Vertical Branding reported other charges of approximately $177,000. This relates to additional costs incurred by the Company arising out of the bankruptcy of National Fulfillment (NFI), one of Vertical Branding’s third party fulfillment centers.  NFI’s economic difficulties resulted, among other things, in delays and failure to ship various customer product orders, a situation that was intentionally concealed from Vertical Branding for a period of time. Upon learning of the issues, the Company took immediate measures to cause all pending customer order shipments to be completed by the end of the third quarter, and transitioned all ongoing significant services and product inventory to other existing vendors.

Because of the NFI situation, the Company incurred, and will continue to incur, costs in excess of normal business expenditures for such things as duplicate shipping charges, processing fees for returns and cancellations, increased customer service costs, costs to ship product inventory from NFI to new facilities, and the costs to receive the products at the new facilities. Vertical Branding will continue to segregate these costs as long as they are material to operational results.

GAAP operating income in the three months ended September 30, 2007, amounted to approximately $65,000, which compares to an operating loss of $277,000 in the three months ended September 30, 2006. On a non-GAAP basis, operating income was approximately $694,000 in the third quarter of 2007, an increase of more than 1100% when compared to non-GAAP operating profit of $55,000 in the third quarter of 2006.

GAAP net loss for Q3-2007 was $196,000, compared to a GAAP net loss of $470,000 in Q3-2006.

VBI realized a GAAP net loss per basic and diluted share of $0.01 in Q3-2007, compared to a net loss per basic and diluted share of $0.02 in Q3-2006.

The average weighted number of common shares in the third quarter of 2007 was 23.13 million shares, compared to 19.12 million shares in the third quarter of 2006.

EBITDA for the third quarter ended September 30, 2007 was $722,000, compared to EBITDA of $92,000 for the third quarter ended September 30, 2006, or a 644% increase.

At September 30, 2007, Vertical Branding had cash and cash equivalents of approximately $100,000, compared to approximately $200,000 at September 30, 2006 and approximately $100,000 at December 31, 2006.  On November 13, 2007, the Company raised $4 million through the sale of common stock and warrants.  The Company used approximately $2 million of the financing proceeds to repay amounts outstanding on senior secured convertible notes issued in August and September of 2006 and, after fees, added approximately $1.8 millIon to cash reserves.

Table reconciling EBITDA to GAAP

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net income (loss) for the period	$(196,278)	$(470,611)	$333,586	$(3,065,504)
Interest expense, net	290,195	186,624	977,188	285,596
Provision for income taxes	1,385	3,351	25,952	7,182
Depreciation and amortization	298,251	214,952	925,625	320,861
Other charges	176,518		176,518
Non-cash stock based compensation	154,455	116,602	434,040	122,382
Loss (income) from discontinued operations	(2,039)	39,154	27,511	143,529
EBITDA	$722,487	$90,072	$2,900,420	$(2,185,954)

Conference call and webcast information

Management of Vertical Branding, Inc. will hold a conference call to discuss results from the third quarter, ended September 30, of its 2007 fiscal year.   The conference call will take place on Monday, November 19, 2007 at 4:30 p.m. ET (1:30 p.m. PT).

To participate in the event, please dial in as follows ten to fifteen minutes in advance to allow time for registration: dial 888-694-4769 if calling from within the United States; international callers should dial 973-582-2757. Please provide the passcode 9457557.

The event will also be available by way of a web link on the Company’s web site at http://www.verticalbranding.com. A webcast archive of the call will be available for 90 days on the Company’s web site at www.verticalbranding.com.

Use of Non-GAAP Financial Measures

EBITDA and equivalent loss figures cited in this press release are non-GAAP measures that are defined as net income or loss excluding the effects of interest, income taxes, depreciation and amortization expenses, non-cash stock-based compensation and discontinued operations.

EBITDA as defined above may not be similar to non-GAAP income measures used by other companies.  The company believes that EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments, impairment of assets related to those investments, interest on debt and capital lease obligations, and non-cash compensation expense that management does not believe are reflective of the underlying performance of the Company’s business operations.  Management uses EBITDA in evaluating the overall performance of the Company’s business operations.

Although management finds EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because the excluded items often have a material effect on the Company’s earnings and earnings per share calculated in accordance with GAAP. Therefore, management always uses EBITDA in conjunction with GAAP earnings measures.  The Company believes that EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company provides investors with this supplemental metric since, with reconciliation to GAAP, they may allow for greater insight into the Company’s financial results.

About Vertical Branding, Inc.

Vertical Branding, Inc. (OTC BB: VBDG) is a consumer products, branding, marketing, and distribution company. The Company takes an integrated vertical marketing approach to brand building utilizing a variety of media channels, including television, online media, and print advertising. The Company also has established retail, catalog, and international product distribution channels to drive consumer sales. The Company’s focus is on finding appealing and high quality products that meet a real need in the marketplace with emphasis on the health, beauty, personal care, and house ware product categories.

Information Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. These and other risks are described in our filings with the Securities and Exchange Commission.  We assume no obligation to update these forward-looking statements. This document is only for the general information of shareholders, potential investors and other interested parties, and is not to be construed as an offer to sell or the solicitation of an offer to buy any securities. The opinions expressed herein are the current opinions of management as of the date appearing on this document.

Contact:

Sean Collins

Senior Partner

CCG Investor Relations and Strategic Communications

(310) 477-9800 ext. 202

www.ccgir.com

5W Public Relations

Media Relations:

Neil Steinberg

(212) 584-4306

nsteinberg@5wpr.com

VERTICAL BRANDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006

Revenues
Transactional marketing	$3,186,400	$3,920,646	$13,270,211	$9,766,083
Retail distribution	5,701,944	1,205,804	16,719,960	1,205,804
Real estate activities	181,789	175,549	506,158	1,428,076
Total revenues	9,070,133	5,301,999	30,496,329	12,399,963
Costs and expenses
Cost of sales	3,832,902	1,957,156	13,373,090	5,506,595
Selling	3,128,479	2,457,578	9,687,930	6,411,393
General and administrative	997,639	615,076	3,075,218	1,817,632
Corporate expenses (includes non-cash stock-based
compensation of $154,455 and $116,602 for the three
months ended September 30, 2007 and 2006, and
$434,040 and $122,382 for the nine months ended
September 30, 2007 and 2006)	545,526	320,375	1,753,169	955,855
Depreciation and amortization	298,251	214,952	925,625	320,861
Other charges	176,518	-	176,518	-
Bad debts	26,249	13,844	248,451	54,650
Total costs and expenses	9,005,564	5,578,981	29,240,001	15,066,986
Income (loss) from operations	64,569	(276,982)	1,256,328	(2,667,023)
Other income (expense):
Interest expense, net	(290,195)	(186,624)	(977,188)	(285,596)
Minority voting interest in net loss of subsidiary	28,694	35,500	107,909	37,826
	(261,501)	(151,124)	(869,279)	(247,770)
Income (loss) from continuing operations before
provision for income taxes	(196,932)	(428,106)	387,049	(2,914,793)
Provision for income taxes	1,385	3,351	25,952	7,182
Income (loss) from continuing operations	(198,317)	(431,457)	361,097	(2,921,975)
Income (loss) from discontinued operations, net of taxes	2,039	(39,154)	(27,511)	(143,529)
Net Income (loss)	(196,278)	(470,611)	333,586	(3,065,504)
Preferred stock dividends	47,931	60,250	151,078	180,750
Net income (loss) applicable to common stockholders	$(244,209)	$(530,861)	$182,508	$(3,246,254)
Earnings (loss) per common share:
Basic earnings (loss) per common share*	$(0.01)	$(0.02)	$0.01	$(0.17)
Diluted earnings (loss) per common share*	$(0.01)	$(0.02)	$0.01	$(0.17)
Number of weighted average shares used in computation
of basic earnings (loss) per common share	23,128,712	19,117,854	22,608,459	16,792,787
Number of weighted average shares used in computation
of diluted earnings (loss) per share	23,128,712	19,117,854	23,716,399	16,792,787

* Loss from discontinued operations is less than $.01 per share.

VERTICAL BRANDING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$100,183	$104,916
Accounts receivable, net	5,335,652	2,581,803
Due from factor	9,389	573,212
Mortgage and note receivable	4,567	5,325
Inventories	2,845,588	2,857,436
Infomercial production costs, net	604,382	252,079
Deposits	15,000	252,494
Prepaid expenses	684,138	958,205
Due from Adsouth Partners, Inc.	-	150,000
Other current assets	12,136	56,097
Assets of discontinued operations	83,651	134,914
Total current assets	9,694,686	7,926,481
Property and equipment, net	415,322	233,594
Other assets:
Restricted cash	69,288	69,288
Office building, net	4,023,051	4,165,181
Mortgage and note receivable	312,680	314,339
Deferred costs, net of accumulated amortization	686,492	819,387
Deferred tax asset, net	1,016,811	1,016,811
Retail distribution network, net	1,768,959	1,921,022
Goodwill	1,842,412	1,231,048
Other	122,958	40,272
Total other assets	9,842,651	9,577,348
Total assets	$19,952,659	$17,737,423

VERTICAL BRANDING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS, (continued)

	September 30,	December 31,
	2007	2006
	(unaudited)
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of notes payable	$4,625,444	$2,630,312
Accounts payable and accrued expenses	3,442,165	4,519,012
Income taxes payable	21,231	-
Other current liabilities	78,858	112,733
Liabilities of discontinued operations	13,855	28,113
Total current liabilities	8,181,553	7,290,170
Other liabilities:
Notes payable	7,075,047	6,550,080
Derivative liabilities	-	511,926
Total other liabilities	7,075,047	7,062,006
Total liabilities	15,256,600	14,352,176
Minority voting interest in subsidiary	555,045	580,454
Commitments and contingencies
Stockholders' equity:
Preferred stock - $.001 par value;
Authorized - 2,000,000 shares;
Issued and outstanding - 925,000 shares Series A at
September 30, 2007 and 1,111,209 shares at December 31, 2006	925	1,111
Common stock - $.001 par value;
Authorized - 100,000,000 shares
Issued and outstanding - 23,271,223 shares at September 30, 2007,
and 22,045,762 shares at December 31, 2006	23,272	22,048
Capital in excess of par value	11,433,617	10,021,298
Deferred compensation	(1,003,261)	(660,855)
Accumulated deficit	(5,953,539)	(6,218,809)
	4,501,014	3,164,793
Less treasury stock, at cost - 500,000 shares	(360,000)	(360,000)
Total stockholders' equity	4,141,014	2,804,793
Total liabilities and stockholders' equity	$19,952,659	$17,737,423